Exhibit 20.1
                           MONTHLY SERVICER'S CERTIFICATE
                          First National Bank of Commerce
                               New Orleans, Louisiana
                         First NBC Credit Card Master Trust
                                    Series 1997-1

                         For the 1/9/98 Determination Date
                            For the 5th Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is January 9, 1998, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $122,884,856.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthtly Period (the "Collections of Finance Charge Receivables") was $14,597,019.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $108,287,837.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $850,256,615.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $550,256,615.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

11  Monthly Period Trust Activity
(a) Trust Activity                                   Total Trust
   ============================================    ==============
    Beginning Aggregate Principal Receivables        829,340,999
    Beginning Excess Funding Account Balance                   -
    Beginning Total Principal Balance                829,340,999
    Collections of Finance Charge Receivables         14,597,019
    Discount Percentage                                        -
    Discount Option Receivables Collections                    -
    Net Recoveries                                             -
    Total  Collections of Finance Charge
     Receivables                                      14,597,019
    Total Collections of Principal Receivables       108,287,837
    Net Default Amount                                 4,279,693
    Minimum Aggregate Principal Receivables Balance  300,000,000
    Ending Aggregate Principal Receivables           850,256,615
    Ending Excess Funding Account Balance                      -
    Ending Total Principal Balance                   850,256,615

(b) Series Allocations                             Series 1997-1   All Series
   ============================================    ===========================
    Group Number                                               1
    Investor Interest                                300,000,000   300,000,000
    Adjusted Investor Interest                       300,000,000   300,000,000
    Principal Funding Account Balance                          -             -
    Minimum Transferor Interest                       59,517,963    59,517,963

(c) Group I Allocations                            Series 1997-1 Total Group I
   ============================================    ===========================
    Investor Finance Charge Collections                5,280,222     5,280,222

    Investor Monthly Interest                          1,551,560     1,551,560
    Investor Monthly Fees (Servicing Fee)                500,000       500,000
    Investor Default Amounts                           1,548,105     1,548,105
    Investor Additional Amounts                                -             -
    Total                                              3,599,665     3,599,665

    Reallocated Investor Finance Charge Collections    5,280,222     5,280,222
    Available Excess                                   1,680,557     1,680,557

 12 Series 1997-1 Certificates
                                            Series 1997-1   Total Investor   Transferor's
(a) Investor/Transferor Allocations          Allocations       Interest        Interest
   ========================================================================================
    Beginning Investor/Transferor Amounts    829,340,999      300,000,000    529,340,999
    Beginning Adjusted Investor Interest     829,340,999      300,000,000    529,340,999
    Floating Investor Percentage              100.00000%        36.17329%      63.82671%
    Fixed Investor Percentage                        -                -             -
    Collections of Finance Chg. Receivables   14,597,019        5,280,222      9,316,797
    Collections of Principal Receivables     108,287,837       39,171,273     69,116,564
    Net Default Amount                         4,279,693        1,548,105      2,731,588

    Ending Investor/Transferor Amounts       850,256,615      300,000,000    550,256,615

Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                       Collateral
(b) Monthly Period Funding Requirements      Class A       Class B       Interest        Total
   =============================================================================================
    Principal Funding Account                    -             -             -              -
    Principal Funding Investment Proceeds        -             -             -              -
    Withdrawal from Reserve Account              -             -             -              -
    Available Reserve Account Amount             -             -             -              -
    Required Reserve Account Amount              -             -             -              -

    Coupon December15 - January 14          6.15000%      6.35000%      6.58047%       6.19198%
    Floating Investor Percentage           31.28990%      2.53213%      2.35126%      36.17329%
    Fixed Investor Percentage                    -             -             -              -
    Investor Monthly Interest             1,329,938       111,125       110,497      1,551,560
    Overdue Monthly Interest                     -             -             -              -
    Additional Interest                          -             -             -              -
            Total Interest Due            1,329,938       111,125       110,497      1,551,560
    Investor Default Amounts              1,339,112       108,368       100,625      1,548,105
    Investor Monthly Fees                   432,500        35,000        32,500        500,000
    Investor Additional Amounts                  -             -             -              -
            Total Due                     3,101,550       254,493       243,622      3,599,665


(c) Certificates - Balances                                          Collateral
    and Distributions                     Class A       Class B       Interest        Total
   ============================================================================================
    Beginning Investor Interest        259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin. Funding
     Account                                     -             -             -              -
    Principal Payments                           -             -             -              -
    Interest Payments                    1,329,938       111,125       110,497      1,551,560
    Total Payments                       1,329,938       111,125       110,497      1,551,560
    Ending Investor Interest           259,500,000    21,000,000    19,500,000    300,000,000


(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                  -
    4.  Amount of Payment in respect of Class A Additional Interest                       -
    5.  Amount of Payment in respect of Class A Principal                                 -

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                      -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate
        principal amount                                                                  -
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000
        original principal amount                                                         -
    5.  The amount, if any, by which the outstanding Principal Balance of the
        Class A Certificates exceeds the Class A Adjusted Investor Interest
        after giving effect to all transactions on such Distribution Date                 -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                 -
    4.  Amount of Payment in respect of Class B Additional Interest                      -
    5.  Amount of Payment in respect of Class B Principal                                -

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses
    (c), (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                -
    2.  Amount of reductions in Class B Investor Interest per $1,000 original
        certificate principal amount                                                     -
    3.  Total amount reimbursed in respect of reductions of Class B Investor
        Interest                                                                         -
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest
        per $1,000 original certificate principal amount                                 -
    5.  The amount, if any, by which the outstanding Principal Balance of the
        Class B Certificates exceeds the Class B Investor Interest after giving
        effect to all transactions on such Distribution Date                             -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           5.666510
    2.  Amount of distribution in respect of Collateral Monthly Interest             5.666510
    3.  Amount of distribution in respect of Collateral Overdue Interest                 -
    4.  Amount of distribution in respect of Collateral Monthly Principal                -

(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
    and (e) of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                      -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest          -

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     4,567,393

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                            -
         c.  Class A Additional Interest                                                 -
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,339,112

         f.   Excess Spread                                                         1,465,843

    2.  Class B Available Funds                                                       369,615

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                            -
         c.  Class B Additional Interest                                                 -
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            223,490

    3.  Collateral Holder Available Funds                                             343,214

         a.  Excess Spread                                                            343,214

    4.  Total Excess Spread                                                         2,032,547

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge
    Collections Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                    2,032,547
     2.  Excess Finance Charge Collections                                                 -
     3.  Applied to fund Class A Required Amount                                           -
     4.  Unreimbursed Class A Investor Charge-Offs                                         -
     5.  Applied to fund Class B Required Amount                                      108,368
     6.  Reductions of Class B Investor Interest treated as Available
         Principal Collections                                                             -
     7.  Applied to Collateral Monthly Interest and unpaid Collateral
         Monthly Interest                                                             110,497
     8.  Applied to Collateral Interest Servicing Fee and any overdue
         Collateral Interest Servicing Fee                                             32,500
     9.  Collateral Investor Default Amount treated as Available
         Principal Collections                                                        100,625
    10.  Reductions of Collateral Interest treated as Available Principal
         Collections                                                                       -
    11. Deposit to Reserve Account (if required)                                           -
    12. Applied to other amounts owed to Collateral Interest Holder                        -
    13. Balance to constitute Excess Finance Charge Collections for other
        series                                                                      1,680,557

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                 15,125,048
    2.  60-89 days                                                                 10,233,853
    3.  90 days and over                                                           15,910,988
    4.  Total 30+ days delinquent                                                  41,269,889

(b) Base Rate
         a.  Current Monthly Period                                                     8.192%
         b.  Prior Monthly Period                                                       8.173%
         c.  Second Prior Monthly Period                                                8.169%
(c) Three Month Average Base Rate                                                       8.178%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                  14.92847%
         b.  Prior Monthly Period                                                    13.46170%
         c.  Second Prior Monthly Period                                             14.09164%
(e) Three Month Average Portfolio Yield                                              14.16060%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                   6.73647%
         b.  Prior Monthly Period                                                     5.28870%
         c.  Second Prior Monthly Period                                              5.92264%
(g) Three Month Average Excess Spread Percentage                                      5.98260%

(h) Monthly Payment Rate (total collections/beginning aggregate principal
    receivables)                                                                     14.81717%

(i) Portfolio Adjusted Yield                                                          6.23647%



    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of January, 1998.

                                   First National Bank of Commerce, as Servicer

                                   By:  /s/  Anne M. Lacourrege
                                      ---------------------------------
                                   Name:  Anne M. Lacourrege
                                   Title:  Vice President